UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2004

COMMERCE ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32979	94-3392885
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Market Street, Steuart Tower
Suite 1300
San Francisco, CA 94105
(Address of principal executive offices including zip code)

(415) 644-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

Commerce One announces a number of executive-level personnel changes. On February 16, 2004, Wain Beard, formerly a sales executive at Sybase, Inc., joined the Company as Senior Vice President of Worldwide Sales. Mr. Beard replaces Kip Quackenbush, who will assume the position of Senior Vice President, Channels. The Company also has hired Ed Mueller as Senior Vice President of Marketing, effective March 1, 2004. Mr. Mueller replaces Narender Singh in this role, who has left the Company to pursue other opportunities but will remain with the Company in a consulting capacity for a transition period. Prior to joining Commerce One, Mr. Mueller was an independent consultant and former executive and co-founder of ShortCycles, Inc. and db-Centric.

In addition, Commerce One's Chief Financial Officer, Charles Boynton, recently notified the Company of his intention to resign his position to accept employment in Colorado. Mr. Boynton's expected departure date is March 31, 2004, and Mr. Boynton will remain in a consulting capacity with Commerce One for a transition period after his departure. Commerce One is currently engaged in a search to find a replacement.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2004	COMMERCE ONE, INC. By: /s/ Charles D. Boynton Charles D. Boynton Chief Financial Officer